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                                                          EXHIBIT 10.41



                          HEALTHDYNE TECHNOLOGIES, INC

                                AMENDMENT NO. 2

                HEALTHDYNE TECHNOLOGIES, INC. STOCK OPTION PLAN


     This Amendment No. 2 to the Healthdyne Technologies, Inc. Stock Option

Plan ("Plan") amends the terms and provisions of the Plan as follows:

                                       I.

     Amend Section 6.3 by adding at the end thereof the following language:

           In the event the Committee determines to accelerate the exercise date of an Option upon a change of control event (as defined by the Committee) pursuant to this Section 6.3 or such accelerated vesting is required by the terms of an Option agreement, the Committee shall provide the Optionee at least 10 days notice prior to the change of control event and the Option shall become immediately exercisable on the date of such notice.

                                      II.

     This Amendment No. 2 shall be effective on the date of its adoption by the

Board of Directors of Healthdyne Technologies, Inc.